                                                                   EXHIBIT 10.26

                                 CIMA LABS INC.
                              EMPLOYMENT AGREEMENT
                                WITH DAVID FESTE

         THIS AGREEMENT is entered into effective as of the date of signing by and between CIMA LABS INC., a Delaware corporation (the "Company"), and David Feste (the "Employee").

         WHEREAS, the Company desires to engage the Employee in the position of Chief Financial Officer to render services for the Company on the terms and conditions set forth in this Agreement;

         WHEREAS, the Employee desires to be retained by the Company as its Chief Financial Officer; and

         WHEREAS, both parties recognize the critical importance to the Company, its employees, and its investors of preserving the confidentiality of the Company's trade secrets and confidential information and of protecting the Company against competition from former Employees or other key employees of the Company following their separation from the Company;

         NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. Employment and Term. Subject to the terms and conditions herein provided, the Company hereby continues employment of the Employee, and the Employee hereby accepts employment by the Company, for a term continuing as of January 1, 2001, and thereafter for three (3) years to January 1, 2004. The employment term of the Employee will expire at the expiration of this three (3) year employment continuation term, without further obligation for

                                                                   EXHIBIT 10.26

either party. On or before July 1, 2003, the Company expects to indicate to the Employee whether the Company is interested in continuing employment of the Employee with respect to a new employment agreement.

         Notwithstanding the foregoing, the Company may terminate the Employee's employment at any time with or without cause. In the event the Employee's employment is terminated without cause prior to the end prior to January 1, 2004, the Board of Directors shall approve a resolution, effective on the date of the Employee's date of termination, to immediately accelerate any option(s) granted under the Company's Equity Incentive Plan, or a successor plan, that would have otherwise vested by the terms of the Employee's option agreement(s) on or before January 1, 2004. For the sake of clarity, the Employee will not receive any acceleration of vesting with respect to his then outstanding options, nor severance pay, should the Employee terminate his employment voluntarily or should the Company terminate his employment for cause. For purposes of this Agreement, "cause" means:

         (a) any felony conviction;

         (b) use of intoxicating beverages or chemical abuse that negatively affects job performance (following at least one written warning);

         (c) an act or acts of personal dishonesty taken by the Employee and intended to result in personal enrichment of the Employee at the expense of the Company;

         (d) any material breach of the Employee's obligations under this
         Agreement:

         (e) the willful misconduct or gross negligence of the Employee in connection with the performance of his duties, responsibilities, agreements, and covenants hereunder, or his failure to comply with the reasonable rules, regulations, policies, directions, and restrictions as may be established from time to time by the Board of Directors, and which

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                                                                   EXHIBIT 10.26

         misconduct, negligence, or failure shall continue for a period of thirty (30) days after written notice to the Employee; or

         (f) willful conduct of the Employee which brings discredit to the Company, its products, or its services.

         It is further agreed that the term of the Employee's employment under this Agreement shall automatically terminate in the event of the Employee's death.

         2. Duties and Representations of the Employee. During the Employee's employment hereunder, he shall serve as the Company's Chief Financial Officer. The Employee shall devote his full time, attention, knowledge, and skill exclusively to the loyal service of the Company. The Employee represents and warrants to the Company that: (a) his acceptance of employment under this Agreement and his performance of the duties contemplated herein are not in conflict with any obligation, undertaking, or agreement between the Employee and any third party; and (b) he has not and will not, during the course of his employment with the Company, disclose or utilize without permission, any confidential or proprietary information, trade secrets, materials, documents, or property owned by any third party. The Company through the Compensation Committee expects to evaluate the Employee's performance annually during the term of this Agreement.

         3. Compensation. The Company shall pay to the Employee the following compensation:

            (a) Base Salary. The Company shall pay to the Employee an annual base salary of $185,000 beginning January 1, 2001, less legally required deductions and withholdings, payable in periodic installments in accordance with the standard payroll

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                                                                   EXHIBIT 10.26

         practices of the Company in effect from time-to-time. On January 1, 2002, the annual base salary will be adjusted upwards by not less than 5%. On January 1, 2003, the annual base salary will be adjusted upwards from the 2002 increase by not less than 5%. Employee may elect to forego all or any portion of this increase and direct at his sole discretion that the bonus of one or more employees at the Company be increased in the aggregate by the amount of such increase.

            (b) Incentive Bonus. The Employee will be entitled to receive an incentive bonus award of up to fifty percent (50%) of his base salary depending upon the achievement of objectives defined and agreed to by the Compensation Committee of the Board of Directors prior to the last Board meeting of each calendar year. The award for achievement that occurs against objectives in that year will be agreed-upon by the Compensation Committee and paid before March 1 of the next year. The determination of whether and when any of the objectives are achieved shall be in the reasonable discretion of the Compensation Committee. The determination of any additional incentive bonus programs shall be in the sole discretion of the Compensation Committee.

            (c) Participation in Benefit Plans. The Employee shall also be entitled to participate in all employee benefit plans or programs of the Company, including any disability and life insurance group plans, to the extent that his position, title, tenure, salary, age, health, and other qualifications make him eligible to participate.

            (d) Paid Time Off. During the term of the Employee's employment under this Agreement, the Employee shall be entitled to take twenty
         (20) days of

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                                                                   EXHIBIT 10.26

         paid time off ("PTO")per year with pay, at such times as shall be mutually convenient to the Company and the Employee.

            (e) Employment-Related Expenses. The Company shall pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expenses verification.

            (f) Stock Option. Subject to the terms of a successor plan to the Company's Equity Incentive Plan, and subject to the Employee executing this document and the Board of Directors granting the option, the Company shall cause to be issued to the Employee an incentive stock option to purchase up to seventy-five thousand (75,000) shares of common stock in the Company, effective with the approval by stockholders of any successor plan to the Equity Incentive Plan. This award to the Employee will vest as follows: (i) thirty-three percent (33%) of the shares subject to the option will vest on December 31, 2001; (ii) thirty-three percent (33%) of the shares subject to the option will vest on December 31, 2002; (iii) thirty-three percent (34%) of the shares subject to the option will vest on December 31, 2003; subject to accelerated vesting as provided in a successor plan to the Equity Incentive Plan.

            (g) Car Allowance. The Employee will be paid a car allowance in the amount of five hundred fifty dollars ($550.00) per month, consistent with the Company's payroll and accounting practices.

         4.  Change in Control

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                                                                   EXHIBIT 10.26

    (a) In the event (x) a Change in Control (as defined in Section 4(b)) occurs which leads to the termination or separation of the Employee because (1) his position is eliminated, (2) continuing to work in the position would require the Employee to transfer to a work site outside a 100-mile radius of his work location at the time of change in control and the Employee is unwilling to relocate, or (3) his responsibilities change so substantially that the Employee has effectively been removed from the position held by him prior to the Change in Control, or (y) Employee reasonably demonstrates that his termination or separation arose in connection with or in anticipation of a Change in Control, the Employee

        (i) shall be entitled to receive from the Company or its successor, upon such termination of employment with the Company or its successor, a cash payment in an amount equal to 2 times the average annual base salary and bonus payable by the Company and included in the gross income for federal income tax purposes of the Employee during the shorter of the period consisting of the five most recently completed taxable years of the Employee ending before the Change in Control or that portion of such period during which the Employee was employed by the Company (for which purpose compensation for a partial year shall be annualized, in accordance with temporary or final regulations promulgated under Section 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, before determining average annual compensation for the period, such average annual compensation to be determined in accordance with temporary or final regulations promulgated under Section 280G(d) of the Code or any successor provision thereto and such

                                       6
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                                                                   EXHIBIT 10.26

    payment to be made to the Employee by the Company or its successor in a lump sum at the time of such termination of employment; and

        (ii) shall be entitled for two years after the termination of the Employee's employment with the Company to participate in any health, disability and life insurance plan or program in which the Employee was entitled to participate immediately prior to the Change in Control as if he were an employee of the Company during such one-year period (except, with respect to health insurance coverage, for those portions remaining during such one-year period that duplicate health insurance coverage that is in place for the Employee under any other policy provided at the expense of another employer); provided however, that in the event that the Employee's participation in any such health, disability or life insurance plan or program of the Company is barred, the Company or its successor, at its sole cost and expense, shall arrange to provide the Employee with benefits substantially similar to those which the Employee would be entitled to receive under such plan or program if he were not barred from participation.

    (b) "Change in Control" means:

        (i) a majority of the directors of the Company shall be persons other than persons


            (A) for whose election proxies shall have been solicited by the Board or

            (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

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                                                                   EXHIBIT 10.26

        (ii) 30% or more of the (1) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") or (2) the then outstanding shares of the Company's common stock ("Outstanding Company Common Stock") is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(b)(ii):

            (A) any acquisition or beneficial ownership by the Company or a subsidiary of the Company (a "Subsidiary"), or

            (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

            (C) any acquisition or beneficial ownership by the participant, who has received an award under the Plan (a "Participant"), or any group that includes the Participant, or

            (D) any acquisition or beneficial ownership by a parent corporation, as that term is defined in Section 424(e) of the Code, or any successor provision (a "Parent"), or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the Outstanding Company Voting Securities as a result of a merger or

                                       8
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                                                                   EXHIBIT 10.26

        statutory share exchange which complies with paragraph 2(b)(iii)(A)(2) or the exception in paragraph 2(b)(iii)(B) hereof in all respects,

        (iii) the shareholders of the Company approve a definitive agreement or plan to

            (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary or (2) a merger in which

                (a) the Company is the surviving corporation,

                (b) no Outstanding Company Voting Securities or Outstanding
            Company Common Stock (other than fractional shares) held by shareholders of the Company immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a Parent owning directly or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the merger or (ii) cash upon the exercise by holders of Outstanding Company Voting Securities of statutory dissenters' rights),

                (c) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding

                                                                   EXHIBIT 10.26


            common stock and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

                (d) if voting securities of the Parent are exchanged for
            Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series),

            (B) exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for (a) voting stock of a Parent owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent

                                       10
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                                                                   EXHIBIT 10.26


        entitled to vote generally in the election of directors, and (ii) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series or (b) cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters' rights,

            (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or


            (D) liquidate or dissolve the Company, except that it shall not constitute a Change in Control with respect to any Participant if a majority of the voting stock (or the voting equity interest) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its Parent (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Participant or a group of persons, including the Participant, acting in concert.

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                                                                   EXHIBIT 10.26

                (c) Notwithstanding any provision to the contrary contained herein except the last sentence of this Section 4(c), if the lump sum cash payment due and the other benefits to which the Employee shall become entitled under Section 4 hereof, either alone or together with other payments in the nature of compensation to the Employee which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would constitute a "parachute payment" as defined in Section 280G of the Code or any successor provision thereto, such lump sum payment and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to the excise tax imposed under
            Section 4999 of the Code (or any successor provision thereto) or being non-deductible to the Company for federal income tax purposes pursuant to Section 280G of the Code (or any successor provision thereto). The Employee in good faith shall determine the amount of any reduction to be made pursuant to this Section 4(c) and shall select from among the foregoing benefits and payments those which shall be reduced. No modification of, or successor provision to,
            Section 280G or Section 4999 subsequent to the date of this Agreement shall, however, reduce the benefits to which the Employee would be

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                                                                   EXHIBIT 10.26

            entitled under this Agreement in the absence of this Section 4(c) to a greater extent than they would have been reduced if Section 280G and Section 4999 had not been modified or superseded subsequent to the date of this Agreement, notwithstanding anything to the contrary provided in the first sentence of this Section 4(c).

The Employee shall determine which payments or benefits shall be so reduced.

         5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter, the Employee shall not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of business of the Compete) any confidential or secret knowledge of the Company which the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices, or materials (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any customer or supplier list of the Company, any confidential or secret development or research work of the Company. or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrong and would cause irreparable harm to the Company. Both during and after the term of this

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                                                                   EXHIBIT 10.26

Agreement, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of a breach of this Agreement by the Employee.

         6. Return of Proprietary Property. The Employee agrees that all property in the Employee's possession belonging to the Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards, and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if the Employee authored, created, or assisted in authoring or creating such property. The Employee shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

         7. Restrictive Covenant. The Employee acknowledges that the Company needs to be protected against the potential for unfair competition and impairment of the Company's good will by the Employee's use of the Company's training, assistance, confidential information, and trade secrets in direct competition with the Company. The Employee therefore agrees that for a period of one (1) year from the date of termination of his employment hereunder, the Employee shall not operate, join, control, be employed by, or participate in ownership, management, operation, or control of, or be connected in any manner as an independent contractor, consultant, or otherwise, with any person or organization engaged in any business activity which is the same as, or directly competitive with any business of the Company or any successor of the Company as of the date of the termination of his employment hereunder within the states of the United

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                                                                   EXHIBIT 10.26

States of America. The Employee expressly agrees that the provisions of this paragraph 6 shall survive the termination of the Employee's employment hereunder or the termination of this Agreement for a period of one (1) year, whether such termination be voluntary or involuntary or with or without cause.

         8. Covenant Not to Recruit. The Employee recognizes that the Company's work force constitutes an important and vital aspect of its business. The Employee agrees that for a period of one (1) year following the termination of his employment hereunder or the termination of this Agreement for any reason whatsoever, he shall not recruit, or assist anyone else in the solicitation of, any of the Company's then current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise.

         9. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by the Employee of this Agreement or any of the Employee's duties, responsibilities, or obligations hereunder shall be void.

         10. Notices. For purposes of this Agreement, notices provided in this Agreement shall be in writing; and shall be deemed to have been given when personally served, sent by courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the last known residence address of the Employee or, in the case of the Company, to its principal office to the attention of the Board of Directors, or to such other address as either

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                                                                   EXHIBIT 10.26

party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         11. Construction and Severability. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets; and respecting competition by the Employee following his separation by the Company.

         12. Arbitration. Except as provided in this paragraph, any claims or disputes of any nature between the parties arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to the Employee's employment and the termination of that employment by the Company, shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, in accordance with the applicable rules then obtaining of the American Arbitration Association.

         The decision of the arbitrator(s) shall be final and binding upon both parties Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to all at the hearing.

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                                                                   EXHIBIT 10.26

         This paragraph shall have no obligation to claims by the Company asserting a violation of or seeking to enforce, by injunction or otherwise, the terms of paragraphs 4, 5, 6 and 7 above. Such claims may be maintained by the Company in a lawsuit subject to the terms of paragraph 12 below. The Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of paragraphs 4, 5, 6 and 7 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefore, and the Company shall be entitled to recover from the Employee its reasonable attorneys' fees and costs in enforcing the provisions of paragraphs 4, 5, 6 and 7.

         13. Venue. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the State of Minnesota, County of Hennepin. The Employee waives any right the Employee may have to transfer or change the venue of any litigation brought against the Employee by the Company.

         14. Entire Agreement. This Agreement sets forth the entire Agreement between the Company and the Employee with respect to his employment by the Company and there are no undertakings, covenants, or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement supersedes any and all prior understandings or agreements between the parties.

         15. Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

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                                                                   EXHIBIT 10.26

         16. Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         17. Survival. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the expiration of this Agreement or the termination of the Employee's employment hereunder, shall continue in full force and effect, notwithstanding the Employee's termination of employment hereunder or the expiration of this Agreement.

         18. Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived).

         19. Reliance By Third Parties. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom, absent the express written consent of the party to be charged with such reliance or benefit.

         IN WITNESS WHEREOF, the parties have signed this Agreement. This Agreement terminates the prior Agreement.

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                                                                   EXHIBIT 10.26


                                                  CIMA LABS INC.
Dated:
               26 January 2001                    By:  John M. Siebert, Ph.D.
               -------------------------------         ------------------------
                                                       Type Name

                                                       /s/ John M. Siebert
                                                       -------------------------
                                                       Signature

                                                 Its:  President and CEO
                                                       -------------------------

Dated:.
               26 January 2001                    By:  David Feste
               -------------------------------         -------------------------
                                                       Type Name

                                                       /s/ David Feste
                                                       -------------------------
                                                       Signature

                                       19